Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Agile Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price(1)(2)	Fee rate	Amount of registration fee(1)
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(3)	457(o)	—	—		$0.00014760	$
Fees to Be Paid	Equity	Series F pre-funded warrants(3)(4)	Other	—	—		—
Fees to Be Paid	Equity	Shares of Common Stock issuable upon exercise of Series F pre-funded warrants(3)	457(o)	—	—		$0.00014760	$
Fees to Be Paid	Equity	Series E-1 warrants(4)	Other	—	—	—	—
Fees to Be Paid	Equity	Shares of Common Stock issuable upon exercise of Series E-1 warrants	457(o)	—	—		$0.00014760	$
Fees to Be Paid	Equity	Series E-2 warrants(4)	Other
Fees to Be Paid	Equity	Shares of Common Stock issuable upon exercise of Series E-2warrants	457(o)	—	—		$0.00014760	$
Fees to Be Paid	Equity	Placement agent warrants (4)(5)	Other	—	—		—
Feeds to Be Paid	Equity	Shares of Common Stock issuable upon exercise of Placement agent warrants(4)	457(o)	—	—		$0.00014760	$
Fees Previously Paid	—	—	—	—	—	—			—
Carry Forward Securities	—	—	—	—		—
	Total Offering Amounts					$15,000,000			$2,214.00
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$2,214.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any Series F pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the Series F pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock, Series F pre-funded warrants and Series E warrants (including the common stock issuable upon exercise of the Series F pre-funded warrants), if any, is $15,000,000.

(4)	No fee pursuant to Rule 457(g) of the Securities Act.

(5)	Represents warrants issuable to or its designees, to purchase a number of shares of common stock equal to 5.0% of the aggregate number of shares of common stock and shares of common stock issuable upon exercise of the Series F pre-funded warrants being offered at an exercise price equal to 125% of the combined public offering price per share of common stock and Series E warrants.